SCHEDULE 14A INFORMATION
(Rule 14a-101)

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE  SECURITIES EXCHANGE ACT OF 1934

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Hewitt Associates, Inc.

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HEWITT ASSOCIATES, INC.
100 Half Day Road
Lincolnshire, Illinois 60069

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JANUARY 29, 2003

TO THE STOCKHOLDERS OF HEWITT ASSOCIATES, INC.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Hewitt Associates, Inc., a Delaware corporation (the “Company”), will be held at the University of Chicago Gleacher Center, 450 North Cityfront Plaza Drive, Chicago, IL 60611, on Wednesday, January 29, 2003 at 9:00 a.m. local time for the following purposes:

1.	To elect four Class I directors, each to serve for a term of three years or until his or her successor is duly elected and qualified to hold office.

2.	To ratify the selection of Ernst & Young LLP as the Company’s independent auditors for the Company’s fiscal year ending September 30, 2003.

3.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

The Board of Directors (the “Board”) has fixed the close of business on December 9, 2002 as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

All stockholders are cordially invited to attend the Annual Meeting in person. Whether or not you expect to attend the Annual Meeting, please complete, date, sign and return the enclosed proxy in the return envelope (which is postage prepaid if mailed in the United States) or vote your proxy via telephone or Internet as promptly as possible in order to ensure your representation at the Annual Meeting. Even if you have given your proxy, you may still vote in person if you attend the Annual Meeting. Please note, however, that if your shares of record are held by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you will not be permitted to vote in person unless you first obtain a proxy issued in your name from the record holder. If you wish to attend the Annual Meeting, and you hold shares directly in your name as a stockholder of record, please bring with you photo identification. If your stock is held in the name of a bank, broker or other holder of record and you plan to attend the meeting, you must present proof of your ownership of Hewitt Associates stock, such as a bank or brokerage account statement, to be admitted to the Annual Meeting.

By Order of the Board of Directors

C. Lawrence Connolly, III Secretary
Lincolnshire, Illinois
December 27, 2002

HEWITT ASSOCIATES, INC.
100 Half Day Road
Lincolnshire, Illinois 60069

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
JANUARY 29, 2003

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The enclosed proxy is solicited on behalf of the Board of Directors of Hewitt Associates, Inc., a Delaware corporation (the “Company”), for use at the Annual Meeting of Stockholders to be held on Wednesday, January 29, 2003, at 9:00 a.m. local time (the “Annual Meeting”), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the University of Chicago Gleacher Center, 450 North Cityfront Plaza Drive, Chicago, IL 60611. The Company intends to mail this proxy statement and accompanying proxy card on or about December 27, 2002 to all stockholders entitled to vote at the Annual Meeting.

Solicitation

The Company will bear the entire cost of solicitation of proxies including preparation, assembly, printing, and mailing of this proxy statement, the proxy card, and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries, and custodians holding in their names shares of common stock beneficially owned by others to forward to such beneficial owners. The Company will reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram, or personal solicitation by directors, officers, or other employees of the Company.

Voting Rights and Outstanding Shares

Only holders of record of common stock at the close of business on December 9, 2002 (the “Record Date”) will be entitled to notice of and to vote at the Annual Meeting. At the close of business on the Record Date, the Company had outstanding and entitled to vote 19,621,778 shares of its Class A common stock, 73,726,424 shares of its Class B common stock and 5,568,869 shares of its Class C common stock.

Each holder of record of each class of common stock outstanding on the Record Date date will be entitled to one vote for each share held on all matters to be voted upon. Pursuant to the terms of the Company’s Amended and Restated Certificate of Incorporation, other than in elections of directors, every share of Class B common stock and Class C common stock shall be voted in accordance with the vote of the majority of the votes cast on the matter in question by the holders of Class B common stock and Class C common stock, voting together as a group, pursuant to a separate, preliminary vote of the holders of Class B common stock and Class C common stock (“Preliminary Vote”), according to procedures established by the Company’s Stockholders’ Committee. In elections of directors, every share of Class B common stock and Class C common stock shall be voted in favor of the election of those persons, equal in number to the number of such positions to be filled, receiving the highest number of votes cast by the holders of Class B common stock and Class C common stock, voting together as a group, in the Preliminary Vote.

A majority of the votes entitled to be cast by shares entitled to vote, represented in person or by proxy, will constitute a quorum for action on a matter at the Annual Meeting. Abstentions will be counted as shares present for purposes of determining the presence or absence of a quorum. Proxies relating to “street name” shares that are voted by brokers on some matters, but not on other matters as to which authority to vote is withheld from the broker (“broker non-votes”), absent voting instructions from the beneficial owner under the rules of the New York Stock Exchange, will be treated as shares present for purposes of determining the presence or absence of a quorum, but are not counted for determining whether a matter has been approved. All votes will be tabulated by the inspector of election appointed for the Annual Meeting.

Directors are elected by a plurality of the votes cast by the holders of shares entitled to vote in the election at a meeting at which a quorum is present. A “plurality” means that the individuals who receive the largest number of votes are elected as directors up to the maximum number of directors to be elected at the meeting. Shares for which authority is withheld to vote for director nominees and broker non-votes have no effect on the election of directors except to the extent that the failure to vote for a director nominee results in another nominee receiving a larger number of votes.

Revocability of Proxies

Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company’s principal executive offices, 100 Half Day Road, Lincolnshire, Illinois 60069, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, by itself, revoke a proxy.

Corporate Information

The Company was incorporated in the State of Delaware on March 1, 2002. Effective May 31, 2002, Hewitt Holdings LLC (“Hewitt Holdings”) transferred all of the ownership interests in Hewitt Associates LLC to the Company, thereby making Hewitt Associates LLC a wholly-owned subsidiary of the Company. In exchange, Hewitt Holdings received an aggregate of 70,819,520 shares of Class B common stock of the Company, all of which will be held by Hewitt Holdings until such shares are distributed to its owners. Each of the owners of Hewitt Holdings retained an interest in Hewitt Holdings (and an undivided, indirect interest in the shares of the Company’s Class B common stock held by Hewitt Holdings).

The Company completed its initial public offering on June 27, 2002, with the offering of 11,150,000 shares of the Company’s Class A common stock. The Company’s underwriters exercised their over-allotment option to purchase an additional 1,672,500 shares of Class A common stock on July 9, 2002. In connection with the initial public offering, the Company issued 5,857,525 restricted shares of its Class A common stock pursuant to the Company’s Global Stock and Incentive Compensation Plan (the “Global Stock Plan”).

On June 5, 2002, the Company acquired the actuarial and benefits consulting business of Bacon & Woodrow, a retirement and financial management consulting firm in the United Kingdom. The former partners and employees of Bacon & Woodrow received an aggregate of 1.4 million shares of the Company’s Series A preferred stock in connection with the acquisition. Effective as of August 2, 2002, the former partners and employees of Bacon & Woodrow elected to exchange their shares of Series A preferred stock for 9,417,526 shares of common stock of the Company. Of the common stock issued, the former partners of Bacon & Woodrow received 2,906,904 shares of Class B common stock and 5,568,869 shares of Class C common stock, and a trust for the benefit of the non-partner employees of Bacon & Woodrow received 941,753 shares of Class A common stock.

PROPOSAL 1

ELECTION OF DIRECTORS

The Company’s Amended and Restated Bylaws provide that the Board of Directors shall be divided into three classes, each elected for a three-year term, with the term of Class I directors expiring at the Annual Meeting of stockholders held in 2003, the term of Class II directors expiring at the Annual Meeting held in 2004, and the term of Class III directors expiring at the Annual Meeting held in 2005. Directors were assigned to each class in accordance with a resolution adopted by the Board of Directors, each class consisting, as nearly as possible, of one-third the total number of directors.

The authorized number of directors is currently set at ten. The term of the Class I directors, Bryan J. Doyle, Julie S. Gordon, Michele M. Hunt, and Cary D. McMillan, will expire at the 2003 Annual Meeting.

Each of the current Class I directors has been nominated for re-election. If elected at the Annual Meeting, each of the four nominees would serve until the 2006 Annual Meeting or until his or her successor is duly elected and qualified, or until such director’s earlier death, resignation, or removal.

The directors will be elected by a plurality of the votes of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the four nominees named below. Each person nominated for election has agreed to serve if elected, and the Board of Directors has no reason to believe that any nominee will be unable to serve. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as the Board of Directors may propose.

Set forth below is biographical information for each person nominated and each person whose term of office as a director will continue after the Annual Meeting.

Nominees for Election for Class I Directors

Names	Length of Term
Bryan J. Doyle Julie S. Gordon Michele M. Hunt Cary D. McMillan	Nominated for three-year term expiring at the 2006 Annual Meeting of Stockholders. Current term expiring at the 2003 Annual Meeting of Stockholders.

Bryan J. Doyle (age 42) has been the Outsourcing—Line of Business Leader since 2000 and a Director since April 2002. Previously, he managed Hewitt’s outsourcing business in the East U.S. Market Group and helped lead the initiative to set up the Company’s first two benefit outsourcing clients. Mr. Doyle joined Hewitt in 1984.

Julie S. Gordon (age 45) leads Hewitt’s retirement and financial management market efforts in North America and has served as a Director since April 2002. Previously, she served as business leader of Hewitt’s Midwest actuarial practice. Ms. Gordon, who joined Hewitt in 1978, is a Fellow of the Society of Actuaries and a member of the American Academy of Actuaries.

Michele M. Hunt (age 53) is Founder and President of Vision & Values, a leadership and organizational development firm in New York, NY and has served as a Director since July 2002. Since founding her firm in 1995, Ms. Hunt has partnered with numerous organizations to align their culture, systems and processes with their vision and core strategies. In 1993, President Clinton appointed Ms. Hunt to lead the Federal Quality Institute in an initiative to improve government agencies. Prior to this appointment, Ms. Hunt served as Corporate Vice President for People of Herman Miller, Inc. Ms. Hunt serves on the board of directors of ServiceMaster Company.

Cary D. McMillan (age 44) is Chief Executive Officer of Sara Lee Branded Apparel and Executive Vice President of Sara Lee Corporation, one of the world’s leading branded consumer packaged goods companies, and has served as a Director since July 2002. Mr. McMillan joined Sara Lee in 1999 as Executive Vice President and Chief Financial Officer. From 1980 to 1999, Mr. McMillan held a number of positions of increasing responsibility at Arthur Andersen LLP, including managing partner of the Chicago office. Mr. McMillan serves on the Sara Lee Corporation board of directors, as well as the boards of several nonprofit organizations in the Chicago area.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF THE NOMINEES LISTED ABOVE.

Class II Directors Continuing in Office

Names	Length of Term
James P. Kelly Alberto Santos, Jr. Judith A. Whinfrey	Three-year term, one year remaining, expiring at the 2004 Annual Meeting of Stockholders

James P. Kelly (age 59) is the former Chairman and Chief Executive Officer of United Parcel Service, a package distribution company (“UPS”), and has served as a Director since July 2002. Mr. Kelly joined UPS in 1964 and held a number of senior positions there, including labor relations manager and Chief Operating Officer prior to assuming the role of Chairman and Chief Executive Officer in 1997, which he held until his retirement in February 2002. Mr. Kelly serves as chairman of the Annie E. Casey Foundation and serves on the board of directors of BellSouth Corporation, Dana Corporation and UPS.

Alberto J. Santos, Jr. (age 53) has been the Market Group Leader—Southwest U.S. Market Group since 1999 and has served as a Director since April 2002. Previously, he managed the Company’s Latin America region, Southwest Client Development practice, Southwest Health Management practice and the Company’s San Antonio office. Mr. Santos joined the Company in 1976 as a consultant in account management.

Judith A. Whinfrey (age 53) serves as a Managing Consultant in the Company’s Chicago office and has served as a Director since April 2002. Ms. Whinfrey joined the Company in 1971 as an actuary. She is an Associate in the Society of Actuaries and a member of the American Academy of Actuaries.

Class III Directors Continuing in Office

Names	Length of Term
Cheryl A. Francis Dale L. Gifford Daniel J. Holland	Three-year term, two years remaining, expiring at the 2005 Annual Meeting of Stockholders

Cheryl A. Francis (age 48) served as Executive Vice President and Chief Financial Officer of R.R. Donnelley & Sons, a print media company from 1995 until 2000 and has served as a Director since July 2002. Prior to her role at R.R. Donnelley & Sons, Ms. Francis served on the management team of FMC Corporation, including serving as Chief Financial Officer from 1987–1991, and as an adjunct professor for the University of Chicago Graduate School of Business. Ms. Francis also currently serves on the board of directors of HON INDUSTRIES, Inc. and Morningstar, Inc.

Dale L. Gifford (age 52) has served as the Company’s Chief Executive Officer since 1992 and as Chairman of the Board since March 2002. Prior to his current roles, Mr. Gifford managed the Company’s Southwest and Midwest U.S. Market Groups, international operations and flexible compensation practice. Mr. Gifford joined the Company in 1972 as an actuary. He is a Fellow of the Society of Actuaries and a member of the American Academy of Actuaries.

Daniel J. Holland (age 56) has served as the Company’s North America Region Manager since 2000, as the Company’s Chief Operating Officer since 2002, and a Director since April 2002. Prior to his current roles, Mr. Holland managed the Company’s Southwest and Midwest U.S. Market Groups. He joined the Company as an actuary in 1974. Mr. Holland is a Fellow of the Society of Actuaries and a member of the American Academy of Actuaries.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The Board of Directors has selected Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending September 30, 2003, and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP has served as the Company’s independent auditors since April 2002.

If the stockholders fail to ratify the selection of Ernst & Young LLP as the Company’s independent auditors, the Board and the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Board and the Audit Committee in their discretion may direct the appointment of a different independent auditing firm at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to ratify the selection of Ernst & Young LLP. Abstentions will be counted toward the tabulation of votes cast on this Proposal 2 and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been ratified.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 2.

Board Committees and Meetings

The Board of Directors met four times in fiscal 2002. In addition, the Board took nine actions by unanimous written consent during fiscal 2002. The Board has designated two committees: the Audit Committee and the Compensation and Leadership Committee. The Audit Committee met one time and the Compensation and Leadership Committee met two times in fiscal year 2002. Each Director participated in each Board meeting. Each Director participated in each meeting of the Commitees on which such Director served except Mr. McMillan was unable to attend one meeting of the Compensation and Leadership Committee.

Ms. Francis and Messrs. McMillan and Kelly comprise the Audit Committee. Each member of the Audit Committee is independent of the Company and its management, as defined by the New York Stock Exchange listing standards. This Committee is empowered to exercise all powers and authority of the Board of Directors with respect to the Company’s annual audit, accounting policies, financial reporting, and internal controls.

Ms. Hunt and Messrs. McMillan and Kelly comprise the Compensation and Leadership Committee. Each member of the Compensation and Leadership Committee is independent of the Company and its management, as defined by the New York Stock Exchange listing standards. This Committee is empowered to exercise all powers and authority of the Board of Directors with respect to compensation of the employees of the Company (including compensation of the Chief Executive, executive officers, and Board members), as well as management of issuance of restricted stock, restricted stock units, and stock options under the Company’s Global Stock Plan and such other incentive compensation plans as may be adopted in the future. This Committee also oversees the development of leadership programs for the Company, including strategies for succession planning.

Audit Committee Report

The following Audit Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this Report by reference in such filing.

The Audit Committee currently consists of three members of the Company’s Board of Directors, each of whom is independent of the Company and its management, as defined by the New York Stock Exchange listing standards. In November 2002, the Board adopted a charter for the Audit Committee. The charter specifies the scope of the Audit Committee’s responsibilities and how it carries out those responsibilities. A copy of the amended and restated charter is attached to this proxy statement as Appendix A.

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended September 30, 2002 (the “Fiscal Year 2002 Audited Financial Statements”) with the Company’s management and with Ernst & Young LLP (“Ernst & Young”), the Company’s independent auditors. The Audit Committee also has discussed with Ernst & Young the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended by Statement on Auditing Standards No. 90 (Audit Committee Communications). The Audit Committee also received from Ernst & Young the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with Ernst & Young its independence from the Company. The Audit Committee also has considered whether the provision of non-audit services to the Company is compatible with the independence of Ernst & Young and has concluded that the independence of Ernst & Young is not compromised by the performance of such services.

Based on the review and discussions referred to above, and relying thereon, the Audit Committee recommended to the Board of Directors that the Fiscal Year 2002 Audited Financial Statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2002, filed with the Securities and Exchange Commission.

Submitted by the Audit Committee of the Board.

December 17, 2002	Cheryl A. Francis, Chairman James P. Kelly Cary D. McMillan

Independent Auditor Fees

The Company changed its independent auditors during the fiscal year ending September 30, 2002 from Arthur Andersen LLP to Ernst & Young LLP. Prior to April 8, 2002, Arthur Andersen served as the Company’s independent auditors. On March 14, 2002, Arthur Andersen was indicted on federal obstruction of justice charges arising from the government’s investigation of Enron Corporation. On June 15, 2002, Arthur Andersen was

convicted of those charges and the firm ceased practicing before the SEC on August 31, 2002. On April 8, 2002, Ernst & Young LLP was appointed to conduct the examination of the Company’s financial statements for fiscal 2002, as well as to conduct an examination of the Company’s financial statements for fiscal 2001 in connection with the Company’s initial public offering in June 2002. Arthur Andersen’s report on the financial statements of the Company for each of the 2000 and 2001 fiscal years did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles. The decision to change the Company’s independent auditors was approved by Hewitt Holdings LLC, the sole stockholder of the Company at the time of the change. For fiscal 2002, fees for services rendered by Ernst & Young totaled approximately $3,479,721 as described in more detail below.

Audit Fees

Ernst & Young billed the Company $742,660 for professional services rendered in connection with the audit of the Company’s financial statements for the fiscal year ended September 30, 2002, a statutory audit of the Company’s subsidiary, Hewitt Financial Services LLC for the year ended September 30, 2002, and a review of the Company’s financial statements for the quarter ended June 30, 2002.

Financial Information Systems Design and Implementation Fees

Ernst & Young did not bill the Company any fees in connection with the design and implementation of financial information systems during fiscal 2002.

All Other Fees

During fiscal 2002, Ernst & Young billed the Company an aggregate of $2,737,061 in other fees, which primarily consisted of $2,362,601 of audit and other services provided in connection with the Company’s initial public offering in June 2002. The remaining services provided by Ernst & Young primarily consisted of services related to a review of the Company’s benefit administration system pursuant to Statement on Auditing Standards No. 70 issued by the American Institute of Certified Public Accountants.

Representatives of Ernst & Young are expected to be present at the Annual Meeting. At the Annual Meeting, representatives of Ernst & Young will have the opportunity to make a statement about the Company’s financial condition, if they desire to do so, and to respond to appropriate questions from stockholders.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN
BENEFICIAL OWNERS

The following table sets forth certain information regarding the ownership of the Company’s common stock as of November 1, 2002, by: (i) each director and nominee for director; (ii) each of the executive officers of the Company named in the Summary Compensation Table under “Compensation of Executive Officers” (the “Named Executive Officers”); (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of any class of its common stock.

Number of Shares Beneficially Owned on November 1, 2002

Name	Number of Shares of Class A Common Stock Beneficially Owned		Percentage of Class A Common Stock Beneficially Owned	Number of Shares of Class B Common Stock Beneficially Owned(1)	Percentage of Class B Common Stock Beneficially Owned	Percentage of all Classes of Common Stock Beneficially Owned(2)
Five Percent Stockholders:
Hewitt Holdings LLC, 100 Half Day Road, Lincolnshire, IL 60069	0		*	70,819,520	96.1%	71.6%
T. Rowe Price Associates, Inc., 100 East Pratt Street, Baltimore, MD 21202	1,732,700	(3)	8.8%	0	*	1.8%
Putnam Investment Management, Inc., Investors Way, Norwood, MA 02062	1,459,900	(3)	7.4%	0	*	1.5%
John McStay Investment Counsel, LLC, 5949 Sherry Lane, Dallas, TX 75225	1,280,744	(3)	6.5%	0	*	1.3%
Directors and Named Executive Officers:			*
Dale L. Gifford	1		*	914,827	1.2%	*
Perry O. Brandorff	1		*	281,353	*	*
Bryan J. Doyle	1		*	197,944	*	*
Julie S. Gordon	1		*	213,419	*	*
Daniel J. Holland	1		*	617,608	*	*
Michael R. Lee	1		*	285,152	*	*
Alberto Santos, Jr	1		*	351,814	*	*
Judith A. Whinfrey	1		*	359,932	*	*
Non-employee Directors:
Cheryl A. Francis	1,030		*	0	*	*
Michele M. Hunt	1,030		*	0	*	*
James P. Kelly	1,030		*	0	*	*
Cary D. McMillan	851		*	0	*	*
Executive Officers and Directors as a Group (15 persons)	3,962		*	3,910,749	5.3%	4.0%

*	Less than 1%.
(1)
The shares listed for each employee director or Named Executive Officer are not owned directly but are owned by Hewitt Holdings; each individual, as an owner of Hewitt Holdings, has an indirect interest in these shares.

(2)	Includes Class A common stock, Class B common stock and Class C common stock. None of the persons or entities listed in the table above owns shares of Class C common stock.
(3)	Share ownership as of September 30, 2002 based on report issued to the Company by a third party service provider.

The beneficial ownership information set forth above is based on information furnished by the specified persons or known to the Company and is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as required for purposes of this Proxy Statement. It is not necessarily to be construed as an admission of beneficial ownership for any other purpose.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth compensation paid for fiscal years 2001 and 2002 to the Chairman and Chief Executive Officer of the Company and the other four most highly compensated executive officers of the Company.

Name and Principal Position	Fiscal Year Ended	Salary(1)(2)		Bonus(1)(3)		Securities Underlying Options	All Other Compensation(4)
Dale L. Gifford
Chief Executive Officer	2002 2001	$ $	790,000 760,000	$ $	1,088,125 466,306	66,700 —	$50,299
Perry O. Brandorff
Manager—European Region	2002 2001	$ $	441,667 400,000	$ $	506,700 287,078	19,400 —	$23,247
Bryan J. Doyle
Manager—Outsourcing Business	2002 2001	$ $	393,334 340,000	$ $	549,803 341,063	25,400 —	$23,218
Daniel J. Holland
Chief Operating Officer	2002 2001	$ $	570,000 535,000	$ $	783,208 392,634	36,700 —	$33,851
Michael R. Lee
Leader—North America Market	2002 2001	$ $	426,667 380,000	$ $	528,180 315,209	18,700 —	$22,806

(1)
Prior to June 1, 2002, the Company operated as a limited liability company and the Named Executive Officers were compensated through distributions of income from Hewitt Holdings LLC, the parent of such limited liability company. Amounts in the Salary column for periods prior to June 1, 2002 consist of distributions of a base level of expected income for the applicable fiscal year. Amounts in the Bonus column for periods prior to June 1, 2002 consist of additional distributions of income for the applicable fiscal year determined after completion of the fiscal year. Neither column includes proceeds from the disposition of real estate or return on invested capital. The return on invested capital for each Named Executive Officer was determined at a rate of 15% for a portion of their invested capital and at a rate of 10% on the remainder of their invested capital. These amounts are not comparable to executive compensation in the customary sense. As a result of the Company’s transition to a corporate structure which was completed on May 31, 2002, the Named Executive Officers no longer earned a return on invested capital in this manner since the invested capital was distributed, in part, to the Named Executive Officers and exchanged, in part, for shares of Class B common stock.

(2)
The fiscal 2002 figures include base salary from June 1, 2002 through September 30, 2002 in the following amounts: Dale L. Gifford: $250,000; Perry O. Brandorff: $145,000; Bryan J. Doyle: $126,667; Daniel J. Holland: $183,333; Michael R. Lee: $140,000.

(3)
The fiscal 2002 figures include bonuses from June 1, 2002 through September 2002 in the following amounts: Dale L. Gifford: $178,125; Perry O. Brandorff: $66,700; Bryan J. Doyle: $84,803; Daniel J. Holland: $113,208; Michael R. Lee: $68,180.

(4)
Represents estimated Global Profit Sharing and Deferred Compensation Plan contributions earned through September 30, 2002. Actual contributions will be made on December 31, 2002, or as soon thereafter as practical.

Stock Option Grants

The Company grants options to its executive officers and other key employees under the Global Stock Plan. In June 2002, options to purchase a total of 4,085,953 shares of Class A common stock were issued to employees in connection with the Company’s initial public offering. For employees in countries other than the United Kingdom, these options are exercisable over a ten-year period and vest twenty-five percent (25%) per year over a four-year period. The exercise price of each option is $19.00, which was the initial public offering price of the Class A common stock. Certain options issued to employees in the United Kingdom have an exercise price of $22.50 per share, based on the New York Stock Exchange closing price of the Class A common stock on the first day of trading, and vest thirty-three and one-third percent (33 1/3%) per year over a three-year period. Pursuant to the Global Stock Plan, on July 31, 2002, each of the four non-employee directors were issued options to purchase 5,100 shares of Class A common stock at an exercise price of $23.50 per share, equal to that day’s closing price for the Class A common stock. Non-employee director options vest one year after issuance.

The following table provides details regarding the stock options granted in fiscal 2002 to the named executive officers. No shares of restricted stock or stock appreciation rights (SARs) were granted to the named executive officers in fiscal 2002.

Option Grants in Last Fiscal Year
	Individual Grants				Potential Value at Assumed Annual Rates of Stock Appreciation(1)
	Number of Securities Underlying Options Granted	Percent of Total Options Granted to Employees in Fiscal Year	Exercise Price ($/share)	Expiration Date(2)
					5%	10%
Dale L. Gifford	66,700	1.63%	$19.00	6/27/2012	$796,998	$2,019,743
Perry O. Brandorff	19,400	0.48%	$19.00	6/27/2012	$231,811	$587,451
Bryan J. Doyle	25,400	0.62%	$19.00	6/27/2012	$303,505	$769,137
Daniel J. Holland	36,700	0.90%	$19.00	6/27/2012	$438,528	$1,111,313
Michael R. Lee	18,700	0.46%	$19.00	6/27/2012	$223,446	$566,255

(1)
The potential realizable value is based on the appreciated value of the Company’s Class A common stock minus the per share exercise price, multiplied by the number of shares subject to the option. The appreciated value of the common stock is calculated assuming that the fair market value of the common stock on the date of grant appreciates at the indicated rate, compounded annually, for the entire term of the option. The 5% and 10% rates of appreciation are set by the Securities and Exchange Commission and do not represent the Company’s estimate or projection of future increases in the price of shares of common stock.

(2)
Vest twenty-five percent (25%) per year on June 27 of each year over a four-year period commencing June 27, 2003. Pursuant to the Global Stock Plan, the options would become fully vested upon a change in control of the Company.

Option Exercise Table

The following table provides information regarding the exercise of stock options in fiscal 2002 by the named executive officers and the fiscal year-end value of unexercised options.

Aggregated Option Exercises in Last Fiscal Year
and Fiscal Year-End Option Values

	Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options at Fiscal Year-End		Value of Unexercised In-the-Money Options at Fiscal Year-End(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Dale L. Gifford	0	$0	0	66,700	$0	$703,018
Perry O. Brandorff	0	$0	0	19,400	$0	$204,476
Bryan J. Doyle	0	$0	0	25,400	$0	$267,716
Daniel J. Holland	0	$0	0	36,700	$0	$386,818
Michael R. Lee	0	$0	0	18,700	$0	$197,098

(1)	Based on a closing price of $29.54 per share of Class A common stock on September 30, 2002.

Securities Authorized for Issuance under Equity Compensation Plans

The following table provides information as of September 30, 2002, regarding the number of shares of common stock that may be issued under the Company’s equity compensation plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options	Weighted-average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)
Equity compensation plans approved by security holders	4,089,003	$19.29	15,192,688
Equity compensation plans not approved by security holders	-0-	N/A	-0-
Total	4,089,003	$19.29	15,192,688

General Employment Arrangements

All employees are required to sign confidentiality agreements upon joining the Company. All owners of Hewitt Holdings (including each executive officer) and all employees in certain pay bands who receive options are required to sign a non-competition agreement that is included in their stock option award agreement.

DIRECTORS AND OFFICERS

Biographical Information for Directors

Please refer to the information contained under “Election of Directors.”

Biographical Information for Non-Director Executive Officers and Other Members of Senior Management

Sanjiv K. Anand (age 50) has been the Chief Technology Applications Officer since 1999. Prior to his current role, Mr. Anand managed the technology development efforts for the Company’s benefits outsourcing business and several large client outsourcing engagements and was a primary architect of the Company’s TBA system and its predecessor software platforms. He joined the Company in 1980.

John L. Anderson (age 49) has been the Talent & Organization Consulting—Line of Business Leader since 2000. Prior to his current role, Mr. Anderson managed the Company’s compensation consulting business. He joined the Company in 1980 as an executive compensation consultant. He is a Certified Public Accountant and a member of the AICPA and Illinois CPA Society.

Michael J. Bennett (age 58) has been the Manager—Asia-Pacific Region since 2000. Prior to his current role, Mr. Bennett managed the Company’s operations in Australia and New Zealand. Prior to joining the Company in 1995, Mr. Bennett spent 15 years in various academic positions, including three years at the University of Hong Kong, where he developed programs in Industrial Psychology.

Jack E. Bruner (age 46) has been the Health Management—Line of Business Co-Leader since he joined the Company in 1991. He has over 20 years of consulting experience in all phases of employee benefits, total compensation and human resources strategy. Mr. Bruner is a Fellow of the Society of Actuaries and a Member of the American Academy of Actuaries.

Monica M. Burmeister (age 49) has been the Retirement and Financial Management—Line of Business Leader since 2001. Prior to her current role, Ms. Burmeister managed the Company’s actuarial practice in the Midwest U.S. Market Group. She joined the Company in 1976. She is a Fellow of the Society of Actuaries and a member of the American Academy of Actuaries.

Perry H. Cliburn (age 44) has been the Chief Information Officer since joining the Company in 1999. Prior, Mr. Cliburn was with First Data Corporation where he held a variety of positions, including manager of the Application Development and Support groups for First Data Resources (the retail credit card company within First Data Corporation).

Dan A. DeCanniere (age 49) has been the Chief Financial Officer since 1996 when he joined the Company. Prior to that time, Mr. DeCanniere served for five years as Chief Operating Officer and Chief Financial Officer of a large architectural engineering firm and for ten years as chief financial officer and chief administrative officer of a large financial and litigation consulting firm. He is a Certified Public Accountant and a member of the AICPA and Illinois CPA Society.

Maureen A. Kincaid (age 52) has been the Health Management—Line of Business Co-Leader since 1998 and has been the health and welfare outsourcing services global practice leader since 1989. She joined the Company in 1978.

Stephen Dale King (age 51) has been the Chief Human Resources Officer since 2000. Prior to his current role, Mr. King served as the Company’s Chief Learning Officer. Prior to joining the Company in 1997, Mr. King was with the Bank of Montreal’s Institute for Learning— the bank’s corporate university—where he coordinated classroom training. Mr. King also worked as part of human resources teams at Harris Bank and Caremark.

Michael R. Lee (age 46) has been the North America Market Group Leader since 2002 and the Market Group Leader—Midwest U.S. Market Group since 2000. Before assuming his current roles, Mr. Lee served as global practice leader for the Company’s managing consultant group and managed the Company’s Pittsburgh market. He joined the Company in 1984.

Juan Carlos Padilla (age 56) has been the Manager—Latin America Region since 2000. Prior to joining the Company in 1999, Mr. Padilla served as a consultant with Farell Actuaries Associodos, which he co-founded.

John M. Ryan (age 55) has been the Chief Administrative Officer since 1988. Mr. Ryan also has served as Business Alliances Leader since 2001. In addition, he has been the Chief Executive Officer of Hewitt Financial Services LLC since 1994. Mr. Ryan joined the Company in 1985. Prior to that time, he spent 13 years in the private practice of law.

Compensation and Leadership Committee Report

The following Compensation and Leadership Committee Report should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this report by reference in such filing.

In December 2002, the Board adopted a charter for the Compensation and Leadership Committee. The charter specifies the scope of the Committee’s responsibilities and how it carries out those responsibilities.

The Compensation and Leadership Committee has established a total rewards philosophy which includes the following considerations:

•	A “pay-for-results” orientation that differentiates compensation based on firm, business unit and individual performance and results;

•	An emphasis on long-term incentives as a significant component of total compensation in order to more closely align the interests of Company executives with the stock interests of shareholders;

•
An emphasis on total compensation versus cash compensation, rewarding Company executives with total compensation (including cash and stock incentive plans) at or above competitive levels, if performance is superior;

•	An appropriate mix of short-term and long-term compensation which facilitates retention of talented executives and encourages Company stock ownership and capital accumulation; and

•	Recognition that as an executive’s level of responsibility increases, a greater portion of the total compensation opportunity should be leveraged with stock and other performance incentives.

The primary components of the Company’s executive compensation program are (a) base salaries, (b) annual cash incentive opportunities, and (c) long-term incentive opportunities in the form of stock options. This three-part approach enables the Company to compete in the highly competitive environment in which the Company operates while ensuring that executive officers are compensated in a way that advances both the short- and long-term interests of shareholders. Each primary component of executive pay is discussed below.

The executive officers’ and Chief Executive Officer’s base salary, annual incentive target and award, and long-term incentives are reviewed at least annually to ensure market competitiveness, and to assure satisfaction of the Company’s objective of providing total executive pay which achieves the appropriate leverage of variable pay for performance and at-risk equity holdings. The Compensation and Leadership Committee utilized data and advice from both internal consulting resources and external independent consultants in their review of the executive officers’ compensation. In reviewing compensation recommendations, the Compensation and Leadership Committee considered data from the appropriate peer group of companies including Fortune 1000 organizations and other professional service firms that the Committee believes is a representative measure of the size, scope, and complexity of the market for competitive executive talent.

Base Salaries. Base salaries for Company executives are generally subject to annual review and adjustment on the basis of individual and Company performance, level of responsibility, and competitive, inflationary, and internal equity considerations. In order to effectively recruit and retain key managers, the Company has adopted a base salary philosophy which takes into account competitive market compensation levels. In considering fiscal 2003 base salary for the Chief Executive Officer, the Compensation and Leadership Committee considered the same factors as those considered for other executive officers.

Annual Cash Incentives. Company executives are eligible to receive annual cash awards through the payout of annual incentive targets. Targeted incentive amounts, which are designed to provide competitive incentive pay, are established each year with the amount varying as a percentage of base salary, depending upon each officer’s role and level of responsibility. Performance objectives intended to focus attention on achieving key goals are established for the Company and for each significant business unit at the beginning of the fiscal year. These objectives include targeted earnings and revenue growth. In addition, individual performance objectives are established for each executive, which include both specific performance goals and qualitative development criteria. Incentive award payouts for the key officer group covering the period from June through September 2002 were approved by the Compensation and Leadership Committee.

Long-term Incentives. The Company has granted equity-based awards to its executives under the Global Stock Plan, which was initially approved by the Board of Directors in June 2002. The Global Stock Plan is designed to align a significant portion of the executive compensation package with the long-term interests of the Company’s shareholders by providing an incentive that focuses attention on managing the Company from the perspective of an owner with an equity stake in the business. While the Global Stock Plan provides for the grant of several types of equity-based awards, the Company is currently only using stock options in its total rewards program.

The Company made an initial grant of stock options to approximately 1,800 individuals, including the key officer group. This broad sharing of equity opportunity is an important element of the Company’s efforts to identify and reward key talent, and to expand ownership opportunities throughout the organization. The Company currently plans to continue annual stock option grants designed to provide recipients, over a number of years, multiple stock options, each granted with an exercise price equal to the market price of the common stock on the date of the grant. Individual option grants will be recommended by management based on the individual’s role, leverage, and performance, competitiveness with the external market, and overall funding potential. The Compensation and Leadership Committee will annually approve both eligibility and the magnitude of those grants. The stock option grants are set as a multiple of salary and, thus, are designed to increase the portion of the total compensation opportunity represented by stock incentives as an individual’s level of responsibility expands. The Company’s stock option agreement contains provisions providing for the forfeiture of the option or option value received in the event the option holder leaves the Company or, for most employees receiving options, engages in certain behavior in competition with or contrary to the interests of the Company.

In June 2002, all employees actively employed by the Company were granted restricted stock with a vesting date of December 31, 2002. This sharing of equity at the time the Company went public was a reflection of the past contributions individuals made to the Company’s success, as well as an effort to expand ownership to its broadest level. In addition, approximately 1,500 individuals received additional shares of restricted stock with a four-year vesting period to acknowledge their added contribution over the past years, to help retain key talent, and to motivate key individuals who will contribute to the Company’s performance in the future.

Impact of Revenue Code Section 162(m). Section 162(m) of the Internal Revenue Code limits the Company to a deduction for federal income tax purposes of no more than $1 million of non-performance-based compensation paid to a covered employee. Because the Company was operating as a publicly-held organization for only four months during the past fiscal year, there was no impact to the Company under Section 162(m).

Director Compensation. Each non-employee Director of the Company receives (i) a quarterly retainer of $5,000 paid quarterly in Class A common stock or cash, (ii) an annual retainer of $20,000 paid in Class A common stock, and (iii) an annual grant of stock options valued at $60,000 with a one year vesting restriction. In addition, each Committee Chair receives $1,250 paid quarterly in cash to reflect their added responsibilities.

Conclusion. As outlined above, the Company’s executive compensation program provides a significant link between total compensation, the Company’s performance, and long-term shareholder value consistent with the compensation philosophies set forth above. This program is designed to be a significant factor in helping achieve the Company’s growth and profitability goals, and the resulting long-term gains for the Company’s stockholders.

Submitted by the Compensation and Leadership Committee of the Board.

December 17, 2002
Michele M. Hunt, Chairman
James P. Kelly
Cary D. McMillan

Performance Measurement Comparison

The graph below depicts total cumulative stockholder return on $100 invested on June 27, 2002, the date of the Company’s initial public offering of shares of Class A common stock, in (1) Hewitt Associates, Inc. Class A common stock, (2) an industry peer group index comprised of the common stock of publicly-held competitors of the Company, and (3) the Standard & Poor’s 500 Index. The graph assumes reinvestment of dividends.

The Company does not believe an appropriate independently-compiled industry peer group index exists. The index developed by the Company represents its judgment of its closest competitors for which there is a public stock price. Several of the Company’s closest competitors are not publicly held, thus these competitors are not included in the index.

COMPARISON OF 3 MONTH CUMULATIVE TOTAL RETURN*
AMONG HEWITT ASSOCIATES, INC., THE S&P 500 INDEX
AND A PEER GROUP

*$100 invested on 6/27/02 in stock or in index, including reinvestment of dividends.

	Cumulative Total Return
	6/27/02		6/02(1)	7/02(1)	8/02(1)	9/02(1)
Hewitt Associates, Inc.	100.00		122.63	123.68	148.32	155.47
S&P 500	100.00	(2)	92.88	85.64	86.20	76.83
Peer Group(3)	100.00		101.01	89.72	90.17	69.02

©	2002 Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. All rights reserved. www.researchdatagroup.com/S&P.htm
(1)	Return as of the last business day of the month.
(2)	S&P 500 Index cumulative total return is based on initial investment made as of May 31, 2002.
(3)
Comprised of Accenture Ltd., Affiliated Computer Services, Automatic Data Processing, Inc., Bearing Point, Inc., Ceridian Corp., Electronic Data Systems, Exult, Inc., Paychex, Inc., ProBusiness Services, Inc., and Watson Wyatt & Company Holdings, Inc.

Certain Relationships and Related Transactions

Transition to a Corporate Structure

The Company’s transition to a corporate structure, which the Company completed on May 31, 2002, was accomplished through the following transactions:

•	Hewitt Associates, Inc., a Delaware corporation, was formed as a subsidiary of Hewitt Holdings LLC.

•	Hewitt Associates LLC distributed $152.5 million of accounts receivable and $55 million of cash to Hewitt Holdings LLC to fund a distribution to its owners of accumulated earnings.

•
Hewitt Holdings LLC transferred all of the ownership interests in Hewitt Associates LLC to Hewitt Associates, Inc., thereby making Hewitt Associates LLC a wholly-owned subsidiary of Hewitt Associates, Inc., and the owners of Hewitt Holdings LLC (with the exception of retired owners) became employees of Hewitt Associates LLC or one of its subsidiaries.

•	Hewitt Holdings LLC received an aggregate of 70,819,520 shares of the Company’s Class B common stock, all of which is held by Hewitt Holdings LLC until such shares are distributed to its owners.

•	Each owner of Hewitt Holdings LLC retained an interest in Hewitt Holdings LLC (and an undivided, indirect interest in the shares of the Company’s Class B common stock held by Hewitt Holdings LLC).

Distribution Agreement

In connection with the Company’s transition to a corporate structure, Hewitt Associates LLC distributed approximately $152.5 million of accounts receivable and $55 million of cash to Hewitt Holdings LLC pursuant to a distribution agreement. This assignment was without recourse to Hewitt Associates LLC and was used to fund a distribution to the owners of Hewitt Holdings LLC of accumulated earnings. Hewitt Associates LLC agreed to act as a collection agent for Hewitt Holdings LLC.

Services Agreement

Through September 30, 2007, Hewitt Associates LLC will provide certain support services to Hewitt Holdings LLC, primarily in the financial, real estate and legal departments, as may be requested by Hewitt Holdings LLC from time to time. Hewitt Holdings LLC will pay Hewitt Associates LLC a $50,000 annual fee as compensation for these services. Any additional services requiring considerable extra time and effort from Hewitt Associates LLC’s personnel will be charged on a time and materials basis.

Real Estate

The Company conducts its operations throughout general offices in Lincolnshire, Illinois, and in its regional and foreign offices. The offices are leased under operating leases. The Company leases much of its office space from Hewitt Holdings LLC and/or its subsidiaries, Hewitt Properties I LLC, Hewitt Properties II LLC, Hewitt Properties III LLC, Hewitt Properties IV LLC, The Bayview Trust and Overlook Associates, an equity method investment of Hewitt Holdings. The following are real estate lease commitments outstanding as of September 30, 2002:

Entity	Location	Start Date	Expiration Date
Hewitt Properties I	Lincolnshire, IL	November 1998	November 2018
Hewitt Properties II	Lincolnshire, IL	December 1999	December 2019
Hewitt Properties III	Lincolnshire, IL	May 1999	May 2014
Hewitt Properties IV	Orlando, FL	March 2000	March 2020
Hewitt Properties IV	The Woodlands, TX	March 2000	March 2020
The Bayview Trust	Newport Beach, CA	June 2002	May 2017
Overlook Associates	Lincolnshire, IL	*	*

*	The Company has several leases of various terms with Overlook Associates. The first began in 1989 and the last will expire in 2017.

Total lease payments were $40 million in 2002, $39 million in 2001 and $35 million in 2000. The leases were entered into on terms comparable to those which would have been obtained in an arm’s length transaction. The underlying real property value owned by the Hewitt Holdings’ property entities aggregated $394 million and $461 million in 2002 and 2001. The investments in the properties owned by these related parties were funded through capital contributions by Hewitt Holdings and third party debt. Total outstanding debt owed to third parties by these related parties totaled $285 million and $319 million in 2002 and 2001. The debt is payable over periods that range from 3 to 18 years, and bears fixed interest rates that range from 5.58% to 7.93%. This debt is not reflected on the Company’s balance sheet as the obligation represented by the debt is an obligation of Hewitt Holdings and its related parties, and is not an obligation of the Company. Substantially all of the activities of the Hewitt Holdings’ property entities involve assets that are leased to the Company. The Company does not guarantee the debt related to these properties.

In April 2002, Hewitt Properties VII, a subsidiary of Hewitt Holdings sold a building and adjoining land in Norwalk, Connecticut in which the Company leased office space. The Company entered a 15 year capital lease with the purchaser to continue to lease the office space. The Company recorded a $65 million increase to both property and long-term debt to record this long-term lease obligation. Payments are made in monthly installments at 7.33% interest. The debt remaining at September 30, 2002 related to this lease is $64 million.

In June 2002, the Company entered into a 15 year capital lease with The Bayview Trust to lease office space in Newport Beach, California. The Company recorded a $24 million increase to both property and long-term debt to record this long-term lease obligation. Payments are made in monthly installments at 7.33% interest. The debt remaining at September 30, 2002 related to this lease was $24 million.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the Securities and Exchange Commission (“SEC”) initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Named executive officers, directors and greater-than-ten-percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company or written representations that no reports were required, during the fiscal year ended September 30, 2002, all Section 16(a) filing requirements applicable to its named executive officers, directors, and greater-than-ten-percent beneficial owners were satisfied.

Other Matters

Stockholder Proposals

The deadline for submitting a stockholder proposal for inclusion in the Company’s proxy statement and form of proxy for the Company’s 2004 Annual Meeting of Stockholders pursuant to Rule 14a-8, “Shareholder Proposals,” of the Securities and Exchange Commission (the “SEC”) is August 29, 2003. Stockholders who wish to submit a proposal not intended to be included in the Company’s proxy statement and form of proxy but to be presented at the 2004 Annual Meeting, or who propose to nominate a candidate for election as a director at that meeting, are required by the Company’s Bylaws to provide notice of such proposal or nomination to the Secretary of the Company at the Company’s principal executive office. This notice must be delivered to the Company no later than October 31, 2003, but no earlier than October 1, 2003. This notice must contain the information required by the Company’s Bylaws.

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

Annual Report

A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2002, as filed with the SEC, excluding exhibits, may be obtained by stockholders without charge by written request addressed to Investor Relations, 100 Half Day Road, Lincolnshire, IL 60069 or may be accessed from the Investor Relations section of the Company’s web site, www.hewitt.com or from the SEC’s web site, www.sec.gov.

By Order of the Board of Directors

DALE L. GIFFORD Chairman of the Board and Chief Executive Officer

December 27, 2002

Appendix A

HEWITT ASSOCIATES, INC.
Audit Committee Charter
(Adopted November 5, 2002)

Organization

This charter governs the operations of the Audit Committee (the “Committee”) of Hewitt Associates, Inc. (the “Company”). The Committee shall review and reassess the charter at least annually and obtain the approval of the Board of Directors (the “Board”). The Committee shall consist of members of and be appointed by, the Board of Directors and shall comprise at least three directors, each of whom is independent of Management and the Company. Members of the Committee shall be considered independent as long as they do not accept any consulting, advisory, or other compensatory fee from the Company and are not affiliated persons of the Company or its subsidiaries, except for their service as a director. In determining independence, the Board of Directors will observe the requirements of Rules 303.01 and 303.02 of the NYSE Listed Company Manual, as amended from time to time. All Committee members shall be financially literate and at least one member shall be a “financial expert” as defined by Securities and Exchange Commission regulations.

The Committee expects to meet at least four times per year. Reports of all meetings shall be made to the Board of Directors.

Purpose

The Audit Committee shall provide assistance to the Board of Directors in fulfilling its oversight responsibility to the shareholders, potential shareholders, the investment community, and others relating to: the integrity of the Company’s financial statements, the financial reporting process, the systems of internal accounting and financial controls, the performance of the Company’s internal audit function and independent auditors, the independent auditors’ qualifications and independence, and the Company’s compliance with ethics policies and regulatory requirements. In so doing, it is the responsibility of the Committee to maintain free and open communication among the Committee, independent auditors, the internal auditors, and Management of the Company.

In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the authority to engage independent counsel and other advisers as it determines necessary to carry out its duties.

Duties and Responsibilities

The primary responsibility of the Audit Committee is to oversee the Company’s financial reporting process on behalf of the Board and report the results of its activities to the Board. While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Management is responsible for the preparation, presentation, and integrity of the Company’s financial statements and for the appropriateness of the accounting principles and reporting policies used by the Company. The independent auditors are responsible for auditing the Company’s financial statements and for reviewing the Company’s unaudited interim financial statements.

The Committee, in carrying out its responsibilities, believes its policies and procedures should remain flexible in order to react better to changing conditions and circumstances. The Committee should take appropriate actions to set the overall corporate “tone” for quality financial reporting, sound business risk practices, and ethical behavior. The following shall be the principal duties and responsibilities of the Committee. These are set forth as a guide with the understanding that the Committee may supplement them as appropriate.

1

•
The Committee shall be directly responsible for the appointment and termination (subject, if applicable, to shareholder ratification), compensation, and oversight of the independent auditors, including resolution of disagreements between Management and the auditors regarding financial reporting. The Committee shall evaluate the independent auditors’ qualifications, performance, and independence (including that of the lead audit partner) and shall periodically consider the rotation of the lead audit partner and the independent audit firm. The Committee shall pre-approve all audit and non-audit services provided by the independent auditors and shall not engage the independent auditors to perform non-audit services proscribed by law or regulation.

•	At least annually, the Committee shall obtain and review a report by the independent auditors describing:

—	The independent auditors’ internal quality control procedures.

—
Any material issues raised by the most recent internal quality control review, or peer review, of the independent auditors, or by any inquiry or investigation by governmental or professional authorities within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues.

—	All relationships between the independent auditor and the Company (to assess the auditors’ independence).

•
In addition, the Committee shall set clear hiring policies for employees or former employees of the independent auditors that comply with law, Securities and Exchange Commission regulations, and New York Stock Exchange listing standards.

•
The Committee shall discuss with the internal auditors and the independent auditors the overall scope and plans for their respective audits, including the adequacy of staffing and compensation. Also, the Committee shall discuss with Management, the internal auditors, and the independent auditors, the adequacy and effectiveness of the accounting and financial controls, including the Company’s policies and procedures to assess, monitor, and manage business risk, and its legal and ethical compliance programs.

•
The Committee shall periodically meet separately with Management, the internal auditors, and the independent auditors to discuss issues and concerns warranting the Committee’s attention. The Committee shall provide sufficient opportunity for the internal auditors and the independent auditors to meet privately with members of the Committee. The Committee shall review with the independent auditors any audit problems or difficulties and Management’s response.

•
The Committee shall receive regular reports from the independent auditor on the critical accounting policies and practices of the Company and all alternative treatments of financial information with generally accepted accounting principles that have been discussed with Management.

•
From such time as there are regulations of the Securities and Exchange Commission implementing relevant sections of the Sarbanes-Oxley Act of 2002, the Committee shall review a report of Management’s assessment of the effectiveness of internal controls as of the end of the most recent fiscal year and the independent auditors’ report on Management’s assessment.

•	The Committee shall review and discuss earnings press releases as well as financial information and earnings provided to analysts and rating agencies.

•
The Committee shall review the interim financial statements and disclosures under Management’s Discussion and Analysis of Financial Condition and Results of Operations with Management and the independent auditors prior to the filing of the Company’s Quarterly Report on Form 10-Q. Also, the Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards.

•	The Committee shall review with Management and the independent auditors the financial statements and disclosures under Management’s Discussion and Analysis of Financial Condition and Results of

2

Operations to be included in the Company’s Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K), including its judgment about the quality, not just the acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the Committee shall discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards.

•
The Committee shall establish procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

•	The Committee shall receive corporate attorneys’ reports of evidence of a material violation of securities laws or breaches of fiduciary duty.

•	The Committee shall prepare its report to be included in the Company’s annual proxy statement, as required by Securities and Exchange Commission regulations.

•	The Committee shall perform an evaluation of its performance at least annually to determine whether it is functioning effectively.

•
To the extent not prohibited by law or Securities and Exchange Commission regulations, the Chair or Vice-Chair of the Committee may represent the entire Committee for purposes of receiving reports, performing review, and pre-approving the scope of non-audit services to be performed by the independent auditors and the fees relating thereto, provided that a report on all such activities shall be presented to the full Audit Committee at its next meeting.

3

HEWITT ASSOCIATES, INC.

C/O EQUISERVE TRUST COMPANY N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694

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[X] Please mark votes as in this example.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ITEMS NO. 1 AND 2.

1. Election of Directors: Nominees: (01) Bryan J. Doyle, (02) Julie S. Gordon, (03) Michelle M. Hunt and (04) Cary D. McMillan.	2. Ratification of Ernst & Young LLP as Independent Auditors. FOR ☐ AGAINST ☐ ABSTAIN ☐
FOR ALL NOMINEES ☐ ☐ WITHHELD FROM ALL NOMINEES

☐
For all nominees except as noted on the line immediately above
MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT ☐

MARK HERE IF YOU PLAN TO ATTEND THE MEETING ☐

Please sign this proxy exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, administrator, trustee or guardian, please give full title as such.

Signature: Date:	Signature: Date:

DETACH HERE

PROXY

HEWITT ASSOCIATES, INC.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

JANUARY 29, 2003

This Proxy is Solicited on behalf of the Board of Directors of Hewitt Associates, Inc.

The undersigned hereby appoints C. Lawrence Connolly, III, Peter E. Ross and James L. Harper, Jr., and each of them, proxies for the undersigned, with full power of substitution, to vote all shares of Common Stock of Hewitt Associates, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Hewitt Associates, Inc., in Chicago, Illinois, on Wednesday, January 29, 2003 at 9:00 A.M., Central Daylight Time, or at any adjournment thereof, upon the matters set forth on the reverse side and described in the accompanying Proxy Statement.

Please mark this Proxy as indicated on the reverse side to vote on any item. If you wish to vote in accordance with the Board of Directors’ recommendations, please sign the reverse side; no boxes need to be checked.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE